SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): September 14, 1999



                            United Retail Group, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Delaware                00019774               51-0303670
     ---------------          ------------          -------------------
     (State or other          (Commission             (IRS Employer
     jurisdiction of          File Number)          Identification No.)
     incorporation)


     365 West Passaic Street, Rochelle Park, NJ             07662
     ------------------------------------------          ----------
     (Address of principal executive offices)            (Zip Code)


     Registrant's telephone number including area code: (201) 845-0880

                                 Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)



 Item 5.  Other Events.

 (a)  Adoption of Rights Plan

           The Board of Directors of United Retail Group, Inc. (the "Company") has declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on September 27, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, $.001 par value (the "Series A Preferred Stock"), at a Purchase Price of $65 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of September 14, 1999, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

           Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest to occur of (i) the tenth business day following the date (the "Stock Acquisition Date") of the first public announcement by the Company that any person or group has become the beneficial owner of 15% or more of the Common Stock then outstanding (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary, and certain other persons or groups, including Raphael Benaroya and related parties (provided they beneficially own less than 25% of the Common Stock)), (ii) the tenth business day following the commencement of a tender or exchange offer if, upon its consummation, the offeror would become the beneficial owner of 15% or more of the Common Stock then outstanding, or (iii) a merger or other business combination transaction involving the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

           The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Eastern standard time) on September 28, 2009, unless earlier redeemed, exchanged, extended or terminated by the Company as described below. At no time will the rights have any voting power.

           As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except in connection with the issuance of shares of Common Stock pursuant to the exercise of stock options or under employees plans and as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

           In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate to and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "Qualifying Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

           For example, at an exercise price of $65 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $130 worth of Common Stock (or other consideration, as noted above) for $65. Assuming that the Common Stock had a per share value of $13 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $65.

           In the event that (i) the Company is acquired in a merger (other than a "clean-up" merger which follows a Qualifying Offer) or other business combination transaction (x) in which the Company is not the surviving entity, (y) in which the Company is the surviving entity and the Common Stock is changed or exchanged or the Common Stock remains outstanding but constitutes less than 50% of the shares outstanding immediately following the merger, or (ii) 50% or more of the Company's assets or earning power is transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

           At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

           At any time until fifteen business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

           Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

           Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

           The Rights Agreement specifying the terms of the Rights is
 Exhibit 4 hereto and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

 (b)  Amendments to By-Laws

           On September 14, 1999, the Board of Directors of the Company further amended the Restated By-Laws of the Company to provide, among other things, that notice by a stockholder of business or nominations for directors to be brought before an annual meeting of stockholders must be given to the Company at least 90 days prior to the anniversary date of the prior year's annual meeting. A copy of the Restated By-Laws of the Company as amended are filed herewith as Exhibit 3 (the "Amended By-laws").

           Under the Amended Bylaws, a stockholder who wishes to propose business for consideration or to nominate persons for election to the Board of Directors at the Company's 2000 Annual Meeting of Stockholders must deliver or mail to the Company and the Company must receive on or before February 26, 2000 the information specified in the Amended Bylaws regarding such proposal or nomination.

           Additionally, under the Securities and Exchange Commission's Rule 14a-4, at the 2000 Annual Meeting of Stockholders, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 unless the Company is notified about the proposal on or before February 26, 2000, and the stockholder satisfies the other requirements of Rule 14a-4(c).

           The Restated By-laws were also amended to permit the creation of an Executive Committee of the Board (which Committee has not yet been established) which would generally be given all of the powers of the Board permitted under Delaware law. The Board also made certain other amendments to the Restated By-laws, including, among others, elimination of a provision requiring the holding of the annual meeting within 13 months of the prior year's meeting, mandating the appointment of an inspector of elections, eliminating the provision regarding the required vote of directors when there is a conflict of interest, and conforming certain indemnification provisions to make them consistent with Delaware law.

 (c) Stock Repurchase Program

           On September 14, 1999, the Board of Directors of the Company authorized the repurchase by the Company of up to 1,600,000 shares of its outstanding Common Stock. Purchases will be made from time to time as market and business conditions warrant, in open market, negotiated or block transactions. At September 13, 1999, the Company had 13,142,488 shares of Common Stock outstanding.

           On September 15, 1999, the Company issued a press release disclosing the stock repurchase program and distribution of the Rights, a copy of which is filed as Exhibit 99 to this Current Report on Form 8-K.


 Item 7.  Financial Statements and Exhibits.

 (c) Exhibits.

 Exhibit No.    Exhibit
 -----------    -------
      3         Restated By-Laws of United Retail Group, Inc., as amended
                on September 14, 1999 (together with form of amendment to By-laws).

      4 Rights Agreement, dated as of September 14, 1999, between United Retail Group, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated September 15, 1999.

      99        Press Release issued by the Company on September 15, 1999.



                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UNITED RETAIL GROUP, INC.


                              By: __________________________________________
                                  Name:  George R. Remeta
                                  Title: Vice Chairman, Chief Administrative
                                           Officer and Secretary


 Date:  September 15, 1999




                             INDEX TO EXHIBITS


 Exhibit No.      Exhibit
 -----------      -------
     3            Restated By-Laws of United Retail Group, Inc., as amended
                  on September 14, 1999 (together with form of amendment to By-laws).

     4 Rights Agreement, dated as of September 14, 1999, between United Retail Group, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to the exhibit to the Company's Registration Statement on Form 8-A, dated September 15, 1999.

    99            Press Release issued by the Company on September 15, 1999.